UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-06334	87-0281240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

RiverEdge One, Suite 600
5500 Interstate North Parkway
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 952-0200 x6259

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2010, AssuranceAmerica Corporation (the “Company”) entered into a First Amendment Agreement (the “First Amendment”) to the Loan Agreement between the Company and Wells Fargo Bank, N.A. (as successor in interest by merger to Wachovia Bank, N.A.) (the “Lender”). The First Amendment amends the Loan Agreement, dated July 17, 2009, between the Company and the Lender (the “Loan Agreement”).

The First Amendment extends the maturity date for the facility to July 16, 2011. The proceeds of the facility may be used for funding certain permitted acquisitions, funding short-term loans to the Company’s wholly-owned subsidiary AssuranceAmerica Insurance Company, or for working capital or general corporate needs in the ordinary course of business.

The First Amendment provides that the facility shall be repaid in full and no loans under the facility may be outstanding for at least one period of 30 consecutive days during each 12 month period in which the Loan Agreement is in effect. In addition, the Company’s minimum fixed charge coverage ratio, which was 1.35 to 1.00 under the Loan Agreement, decreases to 1.10 to 1.0 for each of the fiscal quarters ended June 30, 2010, and September 30, 2010 and to 1.25 to 1.0 for each subsequent fiscal quarter.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2010, the Company entered into the First Amendment to the Loan Agreement described in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment, dated June 30, 2010, by and among AssuranceAmerica Corporation and Wells Fargo Bank, N.A., to the Loan Agreement, dated July 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANCEAMERICA CORPORATION

By:	/s/ Mark H. Hain
Mark H. Hain
Executive Vice President, Secretary and
General Counsel

Dated: July 1, 2010

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.1	First Amendment, dated June 30, 2010, by and among AssuranceAmerica Corporation and Wells Fargo Bank, N.A., to the Loan Agreement, dated July 17, 2009.